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                                                                    EXHIBIT 23.1


                          [Arthur Andersen Letterhead]





                         CONSENT OF ARTHUR ANDERSEN LLP

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1996 on the audited consolidated financial statements of Apache Corporation and subsidiaries included in the Apache Corporation Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                    /s/ Arthur Andersen LLP

                                                        ARTHUR ANDERSEN LLP

Houston, Texas
May 14, 1996